Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-149738 on Form S-3 of The Providence Service Corporation of our report dated March 13, 2008 relating to our audits of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of The Providence Service Corporation for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona

April 28, 2009